UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019 (March 15, 2019)

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(980) 365-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on February 28, 2019, Brighthouse Financial, Inc. (the “Company”) issued a news release announcing the departure of Anant Bhalla, the Company’s former Chief Financial Officer.

In connection with Mr. Bhalla’s departure from the Company and its affiliates, Mr. Bhalla and Brighthouse Services, LLC, the Company’s indirect wholly-owned subsidiary, entered into a Separation Agreement, Waiver and General Release, dated March 15, 2019 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Bhalla will receive severance benefits provided for under the Brighthouse Services, LLC Executive Severance Pay Plan, as well as an additional cash payment in an amount of $500,000. In connection with his departure, Mr. Bhalla will be subject to certain customary covenants, including restrictions on the disclosure of confidential information, disparagement, interference or competition, solicitation or hiring of employees, and solicitation of customers. The Separation Agreement also includes Mr. Bhalla’s release of claims against the Company and those associated with it. All equity awards held by Mr. Bhalla shall be treated as set forth in the applicable plan documents, award agreements and other governing documents.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of such agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, Waiver and General Release, dated March 15, 2019, between Brighthouse Services, LLC and Anant Bhalla.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name:	D. Burt Arrington
Title:	Corporate Secretary

Date: March 18, 2019

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